Exhibit 23



                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this report on Form 8-K of our report dated May 22, 1998, (except for Notes A and G, as to which the date is June 2, 1998), accompanying the financial statements of New Retail Concepts, Inc. contained in the registration statement on Form S-4, as amended (File No. 333-52729) of Candie's Inc., filed with Securities and Exchange Commission pursuant to the Securities Act of 1933, which became effective July 2, 1998.


/s/ GRANT THORNTON LLP


New York, New York
August 26, 1998